LOAN AGREEMENT

Executed on July __, 2007

By and Between

Mr. Tsvika Friedman Israeli ID No. 5715607 with address at) Moshav Shafir 52 (**"Lender"**)

of the first part

And

Columbus Geographic Systems ~~Ltd~~, Company No. 51-352524-6, with offices located at Timurim Israel (**"Borrower"**)

of the second part

WHEREAS: Borrower has borrowed from Lender, and Lender has lent to Borrower, from time to time during the period prior to the execution hereof, the aggregate principal amount of NIS 302,000 (three hundred and two thousand New Israel Shekel) on such terms and conditions as set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Lender has loaned to Borrower the aggregate princpal amount in such amounts and on such dates, as detailed in **Schedule A** attached to this Agreement. The entire loan, index linked and bearing interest as specified in section 2 below amounts, as of June 30, 2007 to NIS 308,751 (three hundred and eight thousand seven hundred and fifty one) (**"Loan Amount"**).

2. It is agreed that the Loan Amount shall be linked to the increase in the Israeli general consumer price index as published by the Israeli Bureau of Statistics, with the base index the index for May 2007 published during June 2007 plus annual interest of 4.0% to be computed as of 1st July 2007 on the entire Loan Amount until the complete and full repayment of the Loan Amount (**"Interest"**). It is agreed that as of repayment of any part of the Loan Amount, according to the terms detailed in this Agreement, the Interest shall be calculated on the remaining principal of the loan.

3. The Loan Amount and Interest shall be repaid as follows:

   3.1 First payment of NIS 150,000 shall be paid until end of July 2007.

   3.2 Remaining sum shall be paid in equal monthly installments of NIS 10,000 + all index linkage and interest accrued until such monthly payment date, to be paid on the 1st day of each month, commencing on January 1st 2008, until the complete and full repayment of Loan Amount and Interest.

   3.3 VAT shall be added to all index linked and interest payments as required by law and shall be paid after deducting all amounts deductable under any applicable law.

4. Notwithstanding the aforesaid, the Loan Amount shall become due and payable in full upon the occurrence of a Triggering Event (as defined below).

   Any one of the following events shall constitute a **"Triggering Event"**: (i) Borrower files a petition in bankruptcy or files a petition seeking any arrangement, composition or similar relief under any law regarding insolvency or relief for debtors; (ii) a receiver, trustee or

similar officer is appointed for the business or property of Borrower; (iii) any involuntary petition or proceeding under bankruptcy or insolvency laws is instituted against Borrower and not stayed, enjoined or discharged within 30 days.

5. **Miscellaneous**

5.1 This Agreement shall be binding upon and inure to the benefit of each the parties hereto and their respective successors, heirs and assigns.

5.2 This Agreement shall be governed by and construed in accordance with the laws of Israel without giving effect to conflict of law principles. The courts of Tel Aviv-Jaffa shall have exclusive jurisdiction over all matters relating to this Agreement, its validity, interpretation or enforcement.

5.3 This Agreement constitutes the entire understanding of the parties with respect to the transactions contemplated hereby, and supersedes all previous agreements and understandings, whether written or oral. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

5.4 Any notice or other communication required or permitted by this Agreement shall be deemed to have been validly given if given in writing in the English language and delivered by registered or certified mail, postage prepaid, or given by telecopy to the proper party at the address specified above, or to any other address of which such party has been notified in writing.

Notice shall be deemed effective within 10 days of posting if delivered by mail and immediately upon confirmation if delivered in person or by confirmed telecopy.

IN WITNESS THEREOF, THE PARTIES HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE:

LENDER	BORROWER